UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2008
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CIRCUIT CITY STORES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-5767 (Commission File Number)	54-0493875 (I.R.S. Employer Identification No.)

9950 Mayland Drive Richmond, Virginia (Address of principal executive offices)	23233 (Zip Code)

Registrant’s telephone number, including area code: (804) 486-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

      (a)        On October 24, 2008, Circuit City Stores, Inc. (the “Company”) received a notice from the New York Stock Exchange (the “Exchange”) that the Company did not satisfy one of the Exchange’s standards for continued listing applicable to its common stock.  The Exchange noted specifically that the Company was “below criteria” for the Exchange’s price criteria for common stock because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30-trading-day period as of October 22, 2008.  The Exchange’s price criteria standard requires that any listed security trade at a minimum average closing share price of $1.00 during any consecutive 30-trading-day period.

Under the Exchange’s rules, in order to cure the deficiency for this continued listing standard, the Company’s common stock share price and the average share price over a consecutive 30-trading-day period must both exceed $1.00 by six months following receipt of the non-compliance notice.  The Company has not yet determined the specific action or response in response to the Exchange’s notice.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT CITY STORES, INC.
(Registrant)

Date: October 30, 2008	By: /s/ Reginald D. Hedgebeth
Reginald D. Hedgebeth
Senior Vice President,
General Counsel and Secretary